 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2026, with respect to the consolidated financial statements of Definium Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California
June 16, 2026